Exhibit 10.3

SIXTH AMENDMENT TO THE

CHS/COMMUNITY HEALTH SYSTEMS, INC. 401(K) PLAN

May 1, 2013

WHEREAS, CHS/Community Health Systems, Inc. (the “Company”) has previously established and currently maintains the CHS/Community Health Systems, Inc. 401(k) Plan (the “Plan”); and

WHEREAS, the Company has previously amended the Plan to exclude certain employees of McKenzie-Willamette Regional Medical Center Associates, LLC, McKenzie-Willamette Physician Services, LLC, Willamette Community Medical Group, LLC, and Jackson Hospital Corporation, effective as of February 14, 2013; and

WHEREAS, the Company now desires to further amend the Plan to modify the date such employees were excluded from the Plan; and

WHEREAS, the Company has the right to amend the Plan; and

WHEREAS, the Board of Directors has approved of the changes set forth in this Sixth Amendment.

NOW, THEREFORE, BE IT RESOLVED, that the Plan be and the same is hereby amended as follows:

1. Exhibits A and B of the Plan are amended to read as provided in the attached.

2. Except as otherwise provided in this Sixth Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Sixth Amendment of the Plan has been executed on the 8 day of May, 2013

CHS/COMMUNITY HEALTH SYSTEMS, INC.
By:
Rachel A. Seifert, Executive Vice President and General Counsel

EXHIBIT A TO THE SIXTH AMENDMENT TO THE

CHS/COMMUNITY HEALTH SYSTEMS, INC. 401(K) PLAN

EXHIBIT A

Eligibility

Notwithstanding any provision of the Plan to the contrary, the following classes of Employees shall be eligible to participate in the Plan after meeting the eligibility requirements under Section 3.1 of the Plan:

1.	Employees of McKenzie-Willamette Regional Medical Center Associates, LLC, whose employment is governed by a collective bargaining agreement (including an agreement that is in the process of negotiation or has terminated but remains subject to negotiation). Notwithstanding the previous sentence, effective March 24, 2013, any such employees whose employment is governed by a collective bargaining agreement with the Service Employees International Union (the “SEIU”) shall no longer be eligible to participate in the Plan.

2.	Employees of Jackson Hospital Corporation (d/b/a Kentucky River Medical Center). Notwithstanding the previous sentence, effective March 10, 2013, any such employees shall no longer be eligible to participate in the Plan; and

3.	Employees of Wilkes-Barre Hospital Company, LLC whose employment is governed by a collective bargaining agreement (including an agreement that is in the process of negotiation or has terminated but remains subject to negotiation).

EXHIBIT B TO THE SIXTH AMENDMENT TO THE

CHS/COMMUNITY HEALTH SYSTEMS, INC. 401(K) PLAN

EXHIBIT B

Employer Contributions

1.	Effective from February 14, 2013 to March 23, 2013, on behalf of those Participants who are employed by McKenzie-Willamette Medical Center Associates, LLC whose employment is governed by a collective bargaining agreement with the Service Employees International Union (the “SEIU”), a Matching Contribution in an amount equal to one-half (1/2) of such Participant’s Elective Deferral for such Plan Year that does not exceed 3% of the Participant’s Compensation for the Plan Year shall be made. In addition, effective from January 1, 2009 to March 23, 2013, on behalf of such Participants who (1) are employed by McKenzie-Willamette Medical Center Associates, LLC, (2) whose employment is governed by a collective bargaining agreement with the SEIU, and (3) who complete 1,000 Hours of Service while eligible to participate in the Plan, a Nonelective Contribution as follows:

Years of Service Credited under the Plan	Amount of Basic Contribution

At least 1 but less than 5	2% of the Participant’s Compensation for such Plan Year

At least 5 but less than 10	3% of the Participant’s Compensation for such Plan Year

10 or more	5% of the Participant’s Compensation

2.	Effective from February 14, 2013 to March 9, 2013, on behalf of those Participants who are (1) employed by Jackson Hospital Company, LLC and (2) employed at the beginning of the last day of the Plan Year, a discretionary Matching Contribution in an amount equal to one-third (1/3) of such Participant’s Elective Deferral for such Plan Year that does not exceed 6% of the Participant’s Compensation for the Plan Year shall be made.

3.	Effective as of March 10, 2013, on behalf of those Participants who are employed by Wilkes-Barre Hospital Company, LLC, a Matching Contribution in an amount equal to the sum of 100% of the amount of the Participant’s Elective Deferrals (including Catch-Up Contributions made pursuant to Section 4.2(b)) that are not in excess of 1% of the Participant’s Compensation, plus 50% of the amount of the Participant’s Elective Deferrals (including Catch-Up Contributions made pursuant to Section 4.2(b)) that exceed 1% of the Participant’s Compensation but not in excess of 6% of the Participant’s Compensation for the Plan Year shall be made.